Exhibit 99

NEWS RELEASE

#63S — December 3, 2010	Contact: Roger Schrum
+843/339-6018
roger.schrum@sonoco.com
Sonoco Provides Strategic and Financial Update
Company Repurchasing 2 Million Shares of Common Stock
Establishes 2011 Base Earnings Per Share Guidance of $2.52 to $2.62
Hartsville, S.C. — Sonoco (NYSE: SON), Chairman and Chief Executive Officer Harris E. DeLoach, Jr. and Charles J. Hupfer, senior vice president and chief financial officer, today addressed the investment community in New York to provide an update on the Company’s 2010 financial performance, outline strategic initiatives, announce a common stock repurchase and establish its financial outlook for 2011.
Sonoco Repurchasing 2 Million Shares of Common Stock
DeLoach announced that Sonoco would immediately begin to repurchase 2 million shares of Sonoco common stock. The share repurchase will be made in open market transactions and is expected to be completed no later than the end of the first quarter of 2011. The shares are being repurchased under a 5 million share repurchase authorization previously approved by Sonoco’s Board of Directors. As of December 1, 2010, Sonoco had 101,152,528 shares of common stock outstanding.
“Because of Sonoco’s strong cash flow and balance sheet, the Company has followed a practice over the years of repurchasing shares to offset the dilution of equity compensation,” said DeLoach, adding that the Company has not repurchased a significant number of shares since the third quarter of 2007. “In addition to this share repurchase, Sonoco has returned approximately $110 million in cash to shareholders in the form of dividends in 2010. Sonoco has paid quarterly dividends since 1925 and increased dividends for 27 consecutive years while currently providing a payout that is more than 40 percent higher than the S&P 500.”
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1 North Second Street
Hartsville, S.C. 29550 USA
www.sonoco.com

Sonoco Provides Strategic and Financial Update — page 2
Fourth Quarter, Full-Year 2010 Base Earnings To Be Within Previous Guidance; Debt Retirement Charge Anticipated
Sonoco expects base earnings per diluted share for the fourth quarter and full-year 2010 to be within previously announced guidance of $.57 to $.61 and $2.32 to $2.36, respectively. Excluded from these estimates is an expected pre-tax charge of $49 million related to the Company’s recently completed debt tender. In November, the Company paid $293 million under the tender to retire bonds with a total face value of $244 million. In 2009, fourth quarter and full-year base earnings per diluted share were $.58 and $1.78, respectively.
Base earnings and base earnings per diluted share are non-GAAP financial measures adjusted to remove restructuring charges, asset impairment charges, acquisition costs, losses from early extinguishment of debt and other items, if any; the exclusion of which the Company believes improves comparability and analysis of the underlying financial performance of the business.
“Higher than anticipated recovered paper costs during the fourth quarter along with the recent loss of our molded wood plug operation, which was destroyed by fire on November 5, are expected to cost us about 4 cents per share during the quarter,” said Hupfer. “Our best estimate today is that the fourth quarter earnings will be to the low side of the original guidance of $.57 to $.61 per diluted share. From an operations perspective, volume has held up well in the fourth quarter. Absent the extra costs, I think we would be at, or above, the high side of our guidance.”
2011 Base Earnings Guidance Established; Voluntary Pension Funding Anticipated
Sonoco expects 2011 base earnings per diluted share to be in the range of $2.52 to $2.62 per diluted share. Hupfer said the Company’s guidance assumes a 5-cents-per-share negative foreign exchange impact; a 2-cents-per-share drag from higher taxes; and a positive 2 cents per share from the repurchase of common stock. Increased profitability from operations is expected to add 25 cents to 35 cents per diluted share in 2011, Hupfer said. The increase in operating profits assumes 3 cents per share from Sonoco’s mid-year 2010 acquisition of Associated Packaging Technologies (APT), a leading thermoforming tray producer for frozen and shelf-ready foods. In addition, productivity improvements should more than offset inflation, adding 6 cents per share, while volume growth also will contribute.
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Sonoco Provides Strategic and Financial Update — page 3
“Our base earnings per share forecast reflects 8.6 percent earnings growth on the low side and 12.9 percent on the high side,” he said. Hupfer added that Sonoco’s 2011 base earnings guidance assumes no significant change in year-over-year pension expense, reflecting a voluntary cash contribution of about $85 million that is expected to be made in late 2010 or early 2011.
2010 Turnaround, Strategic Growth Initiatives Highlighted
DeLoach pointed out that sales have grown 13 percent to approximately $4 billion in the 12 months ending with the third quarter of 2010, during which base earnings per diluted share increased 37 percent to reach $2.32.
“That says a lot about our strategy. But more importantly, it says a lot about our people. I’m proud of the way our employees have responded going into and especially, coming out of the recession,” DeLoach told investors. “Clearly, we’re back on track, and more than ever we stand ready to grow. And, we’re far from done. We have not lost sight of our long-term growth goals and improving returns to our shareholders.”
DeLoach said the Company remains on track to meet its growth goals of increasing sales to $5.5 to $6.0 billion by the end of 2014, while improving earnings before interest and taxes (EBIT) margins from the current 9.4 percent to 11 percent. Over this planning horizon, he said the Company expects organic growth to increase sales by about $300 million; international sales growth to add $300 million; new product sales to add about $350 million; and acquisitions to add between $500 million to $1 billion.
New Product Sales Projected to Grow to Nearly $200 Million in 2011
Deloach pointed out that over the past five years, Sonoco has averaged more than $100 million per year in new product sales and expects total new product sales to be near $175 million in 2010.
“To meet our growth goals, we expect new product sales to average about $200 million per year. This essentially doubles what we accomplished just a few years ago,” he said, adding that the Company defines new products as those which employ new technology or represent new market applications that have been commercialized for two years or less. “We will be commercializing several breakthrough products in 2011. This growth is driven by our ability to collaborate with customers and suppliers while effectively leveraging our broad intellectual capital and packaging capabilities.”
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Sonoco Provides Strategic and Financial Update — page 4
DeLoach highlighted growth of rigid plastic containers and several new private-label products as near-term opportunities driving growth. “Excluding recent acquisitions, our Sonoco Plastics business should see organic growth in 2010 of about $65 million. We expect to add $40 million in organic sales in 2011. If you include our recent APT acquisition, net sales for our plastics business should be near $600 million in 2011. This is up from less than $200 million in 2005.”
DeLoach said that Sonoco’s private label sales currently account for more than 12 percent of total Consumer Packaging segment sales. “And, we are receiving more opportunities to work with private label producers and retailers who are interested in quality packaging.”
Closing
DeLoach concluded by saying, “We believe our performance in 2010 proves that Sonoco is back on track and ready to meet our growth goals. We expect to have a strong year in 2011, with base earnings growing at about 10 percent—much like we saw coming out of the last recession.”
Event Replay
A replay of Sonoco’s presentation will begin at 11 a.m. Eastern time on December 3, 2010, and continue through midnight Eastern time on December 13, 2010. The toll-free replay number in the United States is 888/286-8010 and the international replay number is +617/801-6888. The replay access code is 46382814. The webcast and presentations of the event will be archived for 90 days on the Company’s Web site at www.sonoco.com, under the Investor Relations tab.
About Sonoco
Founded in 1899, Sonoco is a $3.6 billion global manufacturer of industrial and consumer products and provider of packaging services, with more than 300 operations in 35 countries, serving customers in some 85 nations. The Company is a proud 2010/2011 member of the Dow Jones Sustainability World Index. For more information on the Company, visit our Web site at http://www.sonoco.com/.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimate,” “project,” “intend,” “expect,” “believe,” “consider,” “plan,” “anticipate,” “objective,” “goal,” “guidance,” “outlook,” “forecast,” “future,” “will,” “would” and similar expressions identify forward-looking statements. Forward-looking statements include, but
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Sonoco Provides Strategic and Financial Update — page 5
are not limited to, statements regarding offsetting high raw material costs, improved productivity and cost containment, adequacy of income tax provisions, refinancing of debt, adequacy of cash flows, anticipated amounts and uses of cash flows, effects of acquisitions and dispositions, adequacy of provisions for environmental liabilities, financial strategies and the results expected from them, continued payments of dividends, stock repurchases, producing improvements in earnings, financial results for future periods, and creation of long-term value for shareholders.
Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, expectations, beliefs, plans, strategies and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.
Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks and uncertainties include, without limitation:
•	availability and pricing of raw materials;

•	success of new product development and introduction;

•	ability to maintain or increase productivity levels and contain or reduce costs;

•	international, national and local economic and market conditions;

•	availability of credit to us, our customers and/or our suppliers in needed amounts and/or on reasonable terms;

•	fluctuations in obligations and earnings of pension and postretirement benefit plans;

•	pricing pressures, demand for products, and ability to maintain market share;

•	continued strength of our paperboard-based tubes and cores and composite can operations;

•	anticipated results of restructuring activities;

•	resolution of income tax contingencies;

•	ability to successfully integrate newly acquired businesses into the Company’s operations;

•	ability to win new business and/or identify and successfully close suitable acquisitions at the levels needed to meet growth targets;

•	rate of growth in foreign markets;

•	foreign currency, interest rate and commodity price risk and the effectiveness of related hedges;

•	liability for and anticipated costs of environmental remediation actions;

•	actions of government agencies and changes in laws and regulations affecting the Company;

•	ability to improve operating results in reporting units facing potential goodwill impairment;

•	loss of consumer or investor confidence; and

•	economic disruptions resulting from terrorist activities.
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Sonoco Provides Strategic and Financial Update — page 6
The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.
Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission.
Such reports are available from the Securities and Exchange Commission’s public reference facilities and its Web site, http://www.sec.gov/, and from the Company’s investor relations department and the Company’s Web site, http://www.sonoco.com.
References to our Web Site Address
References to our Web site address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our Web site by reference into this release.
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